                                                                  EXHIBIT 3.1(i)

                          CERTIFICATE OF INCORPORATION

                                       OF

                       W. R. CARPENTER NORTH AMERICA, INC.



         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation (hereinafter called the "corporation") is W. R. Carpenter North America, Inc.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

                  To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

                  To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and


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         generally to take, lease and purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and triple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

                  To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

                  To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, and turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or


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         otherwise dispose of, and, in any manner deal with and contract with reference to:

                           (a) inventions, devices, formulae, processes and any
                  improvements and modifications thereof;

                           (b) letters patent, patent rights, patented
                  processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

                           (c) franchises, licenses, grants and concessions.

                  To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lead, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

                  To make, enter into, perform and carry out contracts of every kind and description with any person, firm,


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         association, corporation or government or agency or instrumentality thereof.

                  To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

                  To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

                  To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

                  To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its


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         obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

                  To be a promoter or manager of other corporations of any type of kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

                  To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

                  To purchase, receive, take reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

                  To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the district of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated, or to take any such similar action with respect to corporations heretofore existing to the extent otherwise permitted by the laws of


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         the State of Delaware, any other State of the United States of America, the District of Columbia, or any commonwealth, territory, dependency, colony, possession or instrumentality of the United States of America or any foreign country.

                  To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

                  To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conductive to or expedient for the accomplishment of any such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

                  To engage in any mercantile trading, commodity trading, or merchandising business of any kind or character within the State of Delaware or in any state, district, possession, territory or instrumentality of the United States of America, to the extent permitted by the laws applicable therein.


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                  To buy and sell, as broker or agent or on its own account, at wholesale and retail, import and export, acquire, own, exchange, barter, transfer, contract, lease, encumber, prepare for market, package, distribute, ship, install, service, repair, alter, conduct, operate and more particularly but without limiting the generality of the foregoing, to carry on in all its branches and to generally deal in builders' hardware and builders' supply materials of any nature whatsoever, or any materials related, connected or incidental thereto within the State of Delaware or in any State of the United States of America, district, possession, territory or instrumentality of the United States of America, to the extent permitted by the laws applicable therein.

         The foregoing provisions of this Article THIRD shall by construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and power shall not be held to limit or restrict in any manner the purposes and power of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provisions of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 30,000 shares, of which 10,000 are to be Class A common shares, and 20,000 shares Class B common shares. The par value of each share in such class, both Class A and Class B common, is $1.00. Any fractional share of such stock shall be entitled to its proportionate part of the rights of a whole share to receive dividends and to participate in the assets of the corporation in the event of liquidation, but shall not be entitled to vote.

         No holder of any share or shares of stock of the corporation of any class now or hereafter authorized shall have any right, preemptive or otherwise, to subscribe for, purchase or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any bonds, debentures, or other securities convertible into or exchangeable for any


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
shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, bonds, debentures, securities, warrants or other instruments be unissued, or issued and thereafter acquired by the corporation, and all such shares, bonds, debentures, securities, warrants or other instruments may be issued and disposed of by the Board of Directors, to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable.

         The Board of Directors in its absolute discretion shall have the power to declare and pay dividends in such proportion between the Class A common shares and the Class B common shares as they shall deem advisable, necessary or proper, including the power to declare the same dividend for both classes of shares, declare dividends on one class to the exclusion of the other, or declare different dividend rates on each class, with the discretion to vary such terms of dividend declaration from period to period as the Board of Directors in its discretion deems appropriate.

         FIFTH: The name and the mailing address of the incorporator is as follows:

                  Name                             Mailing Address
                  ----                             ---------------

             Jon H. Hammer                     555 Madison Avenue
                                               New York, New York 10022


         SIXTH: The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor of stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders


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of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors of class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meanindg, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. The original By-Laws of the corporation shall be adopted by the incorporator, thereafter the Bay-Laws of the corporation may be amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the ByLaws of the corporation, by the Board of Directors or the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of


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         subsection (d) of Section 141 of the General Corporation Law of the
         State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c) (2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  4. The Board of Directors is expressly authorized to set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; and to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation to the extent heretofore authorized in this Certificate of Incorporation.

                  5. By resolution passed by a majority of the whole Board of Directors, the Board of Directors is expressly authorized to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in the resolution or the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or


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
         committees shall have such name or names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                  6. Each holder of record of the common stock, Class A and Class B alike, shall be entitled to one vote for each share held. The holders of the common stock shall be entitled to receive pro rata the net distributable assets of the corporation on liquidation, Class A and Class B alike.

         NINTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has at any time thereafter ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines, and amount paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware as from time to time in effect and any other applicable law as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer, employee or agent may be entitled apart from the foregoing provisions and shall continue as to any such person who has ceased to be a director, officer, employee or agent and shall


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inure to the benefit of the heirs, executors and administrators of each such person. The foregoing provisions of this Article shall be deemed to be a contract between the corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article, and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provision of this Article TENTH.

         ELEVENTH: Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Elections of directors need not be by ballot unless the By-Laws of the corporation shall so provide.

Signed at New York, New York on October 20, 1975.



                                       /s/ Jon H. Hammer
                                       ------------------------------------
                                       Incorporator


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
STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )


                  Be IT REMEMBERED that personally appeared before me, the undersigned, a Notary Public duly authorized to take acknowledgment of deeds by the laws of the place where the foregoing Certificate of Incorporation was signed, Jon H. Hammer, the Incorporator who signed the foregoing Certificate of Incorporation, known to me personally to be such, and who acknowledged the same to be his act and deed, and that the facts therein stated are true.

                  GIVEN under my hand on October 20, 1975.



                                       /s/ Joan H. Newsome
                                       ------------------------------------
                                       Notary Public

                                       [seal of the Notary Public]

            Certificate of Amendment of Certificate of Incorporation

                       W. R. CARPENTER NORTH AMERICA, INC.

         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is W. R. Carpenter North America, Inc.

         2. The certificate of incorporation of the corporation, filed on October 22, 1975, is hereby amended by striking out the first paragraph of Article "Fourth" thereof and substituting in lieu of said paragraph of Article "Fourth" the following:

                  "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 60,000 shares, of which 25,000 are to be Class A common shares, and 35,000 shares Class B common shares. The par value of each share in such class, both Class A and Class B common is $1.00. Any fractional share of such stock shall be entitled to its proportionate part of the rights of a whole share to receive dividends and to participate in the assets of the corporation in the event of liquidation, but shall not be entitled to vote."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and pursuant to a resolution duly and unanimously adopted at a meeting of the Board of Directors of the corporation and at a meeting of the stockholders of the corporation, both held on March 16, 1980.

Signed and attested to on March 16, 1980.


                                            /s/ Walter Randolph Carpenter
                                            -----------------------------
                                            Walter Randolph Carpenter,
                                            President
Attest:

/s/ Michael Barnsby
-----------------------------
Michael Barnsby,
Secretary

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                       W. R. CARPENTER NORTH AMERICA, INC.

         It is hereby certified that:

         (1) The name of the Corporation (hereinafter called the "Corporation") is W. R. Carpenter North America, Inc.

         (2) The Certificate of Incorporation of the Corporation, filed on 22 October, 1975, and amended by the filing of an amendment dated 16 March, 1980 on 5 August, 1980, is hereby amended by striking out the first paragraph of Article "Fourth" thereof and substituting in lieu of said paragraph of Article "Fourth" the following:

                  "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 105,000 shares of which 70,000 are to be Class A common shares, and 35,000 shares Class B common shares. The par value of each share in such class, both Class A and Class B common is $1.00. Any fractional share of such stock shall be entitled to its proportionate part of the rights of a whole share to receive dividends and to participate in the assets of the corporation in the event of liquidation, but shall not be entitled to vote."

         (3) The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and pursuant to a resolution duly and unanimously adopted by all the shareholders of the Corporation on 13 November, 1987.

Signed and attested on 13 November, 1987


                                            /s/ R. F. Stowe
                                            -----------------------------
                                            R. F. STOWE - PRESIDENT
Attest:

/s/ N. Y. Fong
-----------------------------
N. Y. FONG - SECRETARY

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       W. R. CARPENTER NORTH AMERICA, INC.


         W. R. Carpenter North America, Inc., a Delaware corporation (the "Corporation"), does hereby certify that:

         The amendment set forth below to the Corporation's Certificate of Incorporation, as heretofore amended, was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law:

         Article FOURTH is amended to read in its entirety as follows:

         "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 130,000 shares of which 70,000 are to be Class A Common shares, 35,000 are to be Class B Common shares, and 25,000 are to be Class A Preferred shares. The par value of each share in each such class is $1.00 per share. Any fractional share of such stock shall be entitled to its proportionate part of the rights of a whole share to receive dividends and to participate in the assets of the corporation in the event of liquidation, as hereinafter set forth, but shall not be entitled to vote.

         The voting powers, preferences, and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof of the

         Class A Common shares, Class B Common shares and Class A Preferred shares are as follows:

                              Class A Common Shares
                            and Class B Common Shares

         Each share of Class A common shares and Class B Common shares shall be equal to every other share of Class A Common shares and Class B Common shares in every respect. Each share of Class A Common shares and Class B Common shares shall entitle the holder thereof to one vote for each share upon all matters upon which stockholders of the corporation have the right to vote. Subject to the rights of the holders of the Class A Preferred shares, the holders of the Class A Common shares and Class B Common shares shall be entitled to receive dividends, when, as and if declared by the corporation's board of directors out of funds legally available therefor. Subject to the rights of the holders of the Class A Preferred shares, upon the dissolution, liquidation or winding up of the corporation, the holders of the Class A Common shares and the Class B Common shares shall be entitled to receive and to be paid the assets of the corporation available for distribution to its stockholders.

                            Class A Preferred Shares

         Except as may otherwise be required by law, the holders of the Class A Preferred shares shall have no voting rights. The holders of the Class A Common shares shall be entitled to receive dividends, when, as, and if declared by the corporation's board of directors out of funds legally available therefor, and no more. No dividends shall be paid to the holders of the Class A Common shares or the Class B Common shares so long as the full amount of dividends declared by the corporation's board of directors to be payable to the holders of the Class A

         Preferred shares shall not have been paid or set aside for payment. Upon the dissolution, liquidation or winding up of the corporation, the holders of the Class A Preferred shares shall be entitled to receive and to be paid out of the assets of the corporation available for distribution to its stockholders, before any payment or distribution shall be made to the holders of the Class A Common shares or the Class B Common shares, the amount of $10.00 per share, and no more."

                  IN WITNESS WHEREOF, W. R. Carpenter North America, Inc. has caused this Certificate of Amendment to be signed and attested by its duly authorized officers this 14th day of December, 1988.

                                            W. R. CARPENTER NORTH AMERICA, INC.



                                         By /s/ Graham D. Croot
                                            -----------------------------
                                            Title:  Treasurer



Attest:



By /s/ Peter Hunt
   -----------------------------
   Title:  Assistant Secretary